EXHIBIT 99.1

Green Bancorp to Acquire SP Bancorp

Green Bank Expansion Continues in North Texas With SharePlus Bank Addition

HOUSTON, May 5, 2014 (GLOBE NEWSWIRE) -- Green Bancorp, Inc., the parent holding company of Green Bank, N.A., has entered into a definitive agreement and plan of merger to acquire SP Bancorp, Inc. (Nasdaq:SPBC), the parent holding company of SharePlus Bank, for $46.2 million in cash, or $29.55 per share, subject to potential adjustment as set forth in the merger agreement.

The transaction has been unanimously approved by the boards of directors of both companies. Subject to satisfaction of certain conditions, including receipt of SP Bancorp shareholder approval and customary regulatory approvals, the sale is expected to close in the third quarter of 2014.

On December 31, 2013, Green Bank had $1.7 billion in total assets and $1.45 billion in total deposits. On the same date, SharePlus Bank had $304 million in total assets and $261 million in total deposits.

The combined banking operation will have 16 locations operating as Green Bank. The merger will bring together Green Bank's offices in Dallas (4), Houston (7) and Austin (1) with SharePlus Bank's Dallas-area branches (3) and Louisville, KY location (1).

The expansion complements Green Bank's ongoing Dallas-area growth. In 2010 the bank entered the market with a Preston Center branch acquisition and a commercial lending office. During the next three years, new branches were opened in Uptown and Addison and Opportunity Bank in Richardson was acquired.

"We pride ourselves on our strong community banking presence; the addition of SharePlus Bank strengthens our relationship and capabilities with our Dallas-based customers," said Geoff Greenwade, president and CEO of Houston-based Green Bank. "We welcome the SharePlus employees and the customers they serve to Green Bank and look forward to serving them with greater resources."

Headquartered in Plano, SharePlus was founded as a credit union in 1958 and became a publicly traded entity in 2010. In December 2013, SharePlus Bank converted its federal thrift charter to a state chartered bank and is known for outstanding consumer banking customer service, mortgage lending and commercial lending.

"This transaction with Green Bank provides an outstanding return in cash for our shareholders," said Jeff Weaver, president and CEO of SharePlus Bank. "Our customers and employees will benefit from a growing organization that will expand on our tradition of delivering outstanding service. We look forward to the future opportunities that the combined organization will provide."

Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Green Bancorp, Inc. Wachtell, Lipton, Rosen & Katz and Haynes and Boone, LLP are serving as legal counsel and Commerce Street Capital, LLC served as financial advisor to SP Bancorp. Mercer Capital rendered a fairness opinion to SP Bancorp in connection with the proposed transaction.

About Green Bancorp, Inc.

Headquartered in Houston, Green Bancorp Inc. operates Green Bank, N.A., in Austin, Dallas and Houston. Green Bank is a commercial bank that is committed to becoming a preferred provider for business and personal banking products and services, the employer of choice in Texas banking and a champion for a cleaner, healthier environment.

Green Bank, N.A. is a federally chartered bank regulated by the Office of the Comptroller of the Currency, a division of the Department of the Treasury of the United States. greenbank.com

About SP Bancorp, Inc.

SP Bancorp, Inc. is the holding company for SharePlus Bank. Shares of the common stock of SP Bancorp, Inc. trade on the Nasdaq Capital Market under the ticker symbol "SPBC." SP Bancorp maintains a website at www.shareplus.com that includes information on it and SharePlus Bank, including SharePlus Bank's products and services, branch locations and hours, current financial information, and links to SP Bancorp's filings with the Securities and Exchange Commission.

SharePlus Bank is headquartered in Plano, Texas with assets exceeding $300 million. SharePlus Bank operates as a full-service bank, providing services including the acceptance of checking and savings deposits, the origination of one- to four-family residential mortgage, mortgage warehouse, commercial real estate, commercial business, home equity, automobile and personal loans.

Additional Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving SP Bancorp's expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in SP Bancorp's reports filed with the SEC and those identified elsewhere in this release, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by SP Bancorp's stockholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Green Bank and SharePlus Bank businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities], and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

In connection with the proposed merger, SP Bancorp will file with the U.S. Securities and Exchange Commission (the "SEC") a Proxy Statement as well as other relevant documents concerning the proposed transaction. Stockholders of SP Bancorp are urged to read the Proxy Statement regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement, as well as other filings containing information about SP Bancorp may be obtained at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from SP Bancorp at www.proxydocs.com/SPBC. Copies of the Proxy Statement can also be obtained, free of charge, by directing a request to Investor Relations SP Bancorp, Inc. 5224 W. Plano Parkway Plano, TX 75093 (972) 931-5311 Email: ir@shareplus.com.

SP Bancorp and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SP Bancorp in connection with the proposed merger. Information about the directors and executive officers of SP Bancorp and their ownership of SP Bancorp common stock is set forth in the Form 10-K/A as filed with the SEC on April, 30, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

CONTACT: For More Information:
         Mike Barone
         713-275-8243
         mbarone@greenbank.com